Exhibit 1.1

DCP MIDSTREAM PARTNERS, LP
12,500,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT

February 27, 2014
Wells Fargo Securities, LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC
375 Park Avenue, 4th Floor
New York, New York 10152
Ladies and Gentlemen:
DCP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of common units representing limited partner interests (the “Common Units”) in the Partnership set forth in Schedule I hereto (said Common Units to be issued and sold by the Partnership being hereinafter called the “Firm Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to the number of additional Common Units set forth in Schedule I hereto (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or the Disclosure Package shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.
This is to confirm the agreement among the Partnership, DCP Midstream GP, LP, a Delaware limited partnership (the “General Partner”), DCP Midstream GP, LLC, a Delaware limited liability company (“DCP Midstream GP, LLC” and, collectively with the Partnership and the General Partner, the “DCP Parties”), and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters. The Partnership, the General Partner, DCP Midstream GP, LLC, DCP Midstream Operating, LP, a Delaware limited partnership (the “Operating Partnership”), and DCP Midstream Operating, LLC, a Delaware limited liability company (the “OLP GP”), are herein collectively referred to as the “Partnership Entities.” The subsidiaries of the Partnership listed on Schedule III hereto are referred to collectively as the “Operating Subsidiaries,” and individually as an “Operating Subsidiary.”
1.Representations, Warranties and Agreements of the DCP Parties. Each of the DCP Parties, jointly and severally, represents, warrants and agrees:
(a)    Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-182116), including a related Base Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the DCP Parties, threatened by the Commission. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Units, each of which has previously been furnished to you. The Partnership will file with the Commission a Final Prospectus relating to the Units in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the Rules and Regulations, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
(b)    No Material Misstatements or Omissions in Registration Statement or Final Prospectus. On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (an “Option Closing Date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the DCP Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(c)    No Material Misstatements or Omissions in Disclosure Package. The Disclosure Package and each electronic road show (as defined in Rule 433), when taken together as a whole with the Disclosure Package, did not, as of the Execution Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(d)    Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement or any Preliminary Prospectus did not, and the Final Prospectus when it is first filed in accordance with Rule 424(b) and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)    Status as “Well-Known Seasoned Issuer.” The Partnership was (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption of Rule 163, a “well-known seasoned issuer” (as defined in Rule 405). The Partnership was not, at the earliest time after the filing of the Registration Statement at which the Partnership or another offering participant made a bona fide offer relating to the Units, an “ineligible issuer” (as defined in Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date or any Option Closing Date.
(f)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(g)    Free Writing Prospectus Conforms to Requirements of the Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Partnership has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership filed the Registration Statement before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus, if any, was accompanied or preceded by a Preliminary Prospectus satisfying the requirements of Section 10 of the Act. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.
(h)    Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing in good standing as a limited partnership or limited liability company, as the case may be, under the laws of the State of Delaware with full limited partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties currently owned or leased and to conduct its business as currently conducted, in each case in all material respects as described in the Disclosure Package and the Final Prospectus, and each of the Partnership Entities is duly registered or qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected, individually or in the aggregate, to (i) have a material adverse effect on the condition (financial or otherwise), partners’ equity, stockholders’ equity, members’ equity, results of operations, properties, business or prospects of the Partnership Entities and Operating Subsidiaries, taken as a whole, (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
(i)    Formation and Qualification of the Operating Subsidiaries. Each of the Operating Subsidiaries has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company, general partnership, or corporation, as the case may be, under the laws of its jurisdiction of organization with full limited partnership, limited liability company, general partnership or corporate power and authority, as the case may be, necessary to own or lease its properties currently owned or leased and to conduct its business as currently conducted, in each case in all material respects as described in the Disclosure Package and the Final Prospectus, except where the failure to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Operating Subsidiary is duly registered or qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected, individually or in the aggregate, to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
(j)    Power and Authority to Act as a General Partner. The General Partner has full limited partnership power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Final Prospectus. DCP Midstream GP, LLC has full limited liability company power and authority to act as general partner of the General Partner in all material respects as described in the Disclosure Package and the Final Prospectus. The OLP GP has full limited liability company power and authority to act as general partner of the Operating Partnership in all material respects as described in the Disclosure Package and the Final Prospectus.
(k)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a general partner interest represented by 373,892 general partner units in the Partnership; such general partner units have been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as amended, the “Partnership Agreement”); and the General Partner owns such general partner units free and clear of all liens, encumbrances, security interests, charges and other claims (collectively, “Liens”) (except restrictions on transferability and other Liens as described in the Disclosure Package, the Final Prospectus or contained in the Partnership Agreement).
(l)    Capitalization; Ownership of the Sponsor Units and the Incentive Distribution Rights. As of the date hereof (and prior to the issuance of the Firm Units as contemplated by this Agreement), the issued and outstanding limited partner interests of the Partnership consists of 89,046,409 Common Units and the incentive distribution rights (as defined in the Partnership Agreement) (the “Incentive Distribution Rights” and, together with the Common Units, the “Partnership Interests”). DCP LP Holdings, LLC (“DCP LP Holdings”), a Delaware limited liability company and a direct and indirect wholly-owned subsidiary of DCP Midstream, LLC, a Delaware limited liability company (“DCP Midstream”), owns 18,824,638 Common Units (the “LP Holdings Sponsor Units”) and the General Partner owns 888,250 Common Units (together with the LP Holdings Sponsor Units, the “Sponsor Units”) and 100% of the Incentive Distribution Rights; all such Sponsor Units and Incentive Distribution Rights are owned free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Final Prospectus or contained in the Partnership Agreement). All of such Partnership Interests and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).
(m)    Valid Issuance of the Units. At the Closing Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units on the Closing Date); if the option provided for in Section 2(b) hereof is exercised, at the Closing Date or any Option Closing Date for the Option Units, as the case may be, the Firm Units and the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).
(n)    Ownership of the General Partner. DCP Midstream GP, LLC is the sole general partner of the General Partner, and DCP Midstream and DCP LP Holdings are the sole limited partners of the General Partner; such partnership interests have been duly authorized and validly issued in accordance with the agreement of limited partnership of the General Partner (as amended, the “GP Partnership Agreement”) and, with respect to DCP Midstream’s and DCP LP Holdings’ limited partner interests in the General Partner, are fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and DCP Midstream GP, LLC, DCP Midstream and DCP LP Holdings each own their respective partnership interests free and clear of all

Liens (except restrictions on transferability as described in the Final Prospectus or contained in the GP Partnership Agreement).
(o)    Ownership of DCP Midstream GP, LLC. DCP Midstream is the sole member of DCP Midstream GP, LLC with a 100% membership interest in DCP Midstream GP, LLC; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of DCP Midstream GP, LLC (as amended, the “DCP Midstream GP, LLC Limited Liability Company Agreement”); DCP Midstream is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to DCP Midstream GP, LLC solely by reason of its ownership of such membership interest or its status as a member of DCP Midstream GP, LLC, and has no personal liability for the debts, obligations, and liabilities of DCP Midstream GP, LLC, whether arising in contract, tort or otherwise, solely by reason of being a member of DCP Midstream GP LLC, except in each case as provided in the DCP Midstream GP, LLC Limited Liability Company Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and DCP Midstream owns such membership interest free and clear of all Liens (except restrictions on transferability contained in the DCP Midstream GP, LLC Limited Liability Company Agreement).
(p)    Ownership of the OLP GP. The Partnership is the sole member of the OLP GP with a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the OLP GP (as amended, the “OLP GP Limited Liability Company Agreement”); the Partnership is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to the OLP GP solely by reason of its ownership of such membership interest or its status as a member of the OLP GP, and has no personal liability for the debts, obligations, and liabilities of the OLP GP, whether arising in contract, tort or otherwise, solely by reason of being a member of the OLP GP, except in each case as provided in the OLP GP Limited Liability Company Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act; and the Partnership owns such membership interest free and clear of all Liens (except for restrictions on transferability contained in the OLP GP Limited Liability Company Agreement).
(q)    Ownership of the Operating Partnership. The OLP GP is the sole general partner of the Operating Partnership and the Partnership is the sole limited partner of the Operating Partnership; such partnership interests have been duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (as amended, the “OLP Partnership Agreement”) and, with respect to the Partnership’s limited partner interest in the Operating Partnership, are fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act);

and the OLP GP and the Partnership each own their respective partnership interests free and clear of all Liens (except restrictions on transferability as described in the Disclosure Package and the Final Prospectus or the OLP Partnership Agreement and Liens created pursuant to the Credit Agreement, dated as of November 10, 2011, among the Partnership, the Operating Partnership, Wells Fargo Bank, National Association, as Administrative Agent, Citibank N.A., as Syndication Agent, Bank of America N.A., Barclays Bank PLC, and Royal Bank of Canada, as Documentation Agents, and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Barclays Capital and RBC Capital Markets, LLC, as Joint Lead Arrangers and Joint Book Managers, (the “Credit Agreement”).
(r)    Ownership of the Operating Subsidiaries. Except as described in the Disclosure Package and the Final Prospectus, the Partnership indirectly owns the respective percentages of the outstanding capital stock, membership interests or partnership interests, as the case may be, of each of the Operating Subsidiaries set forth on Schedule III; all such capital stock, membership interests and partnership interests have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws, in the case of a corporation, certificate of formation and limited liability company agreement, in the case of a limited liability company, certificate of limited partnership and limited partnership agreement, in the case of a limited partnership, or partnership agreement, in the case of a general partner, of each Operating Subsidiary (collectively the “Operating Subsidiaries Operative Documents”) and, in the case of a corporation, limited partnership or general partner, (other than the general partnership interest in Jackson Pipeline Company, a Michigan general partnership (“Jackson Pipeline”)) are fully paid (to the extent required in the applicable Operating Subsidiaries Operative Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act, as the case may be, or any corollary provision of any other applicable state of organization’s statutes); and, in the case of a limited liability company, each of the owners of such membership interest is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to an Operating Subsidiary solely by reason of its ownership of such membership interest or its status as a member of such Operating Subsidiary, and have no personal liability for the debts, obligations, and liabilities of such Operating Subsidiary, whether arising in contract, tort or otherwise, solely by reason of being a member of such Operating Subsidiary, except in each case as provided in the applicable Operating Subsidiaries Operative Documents and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act. The owners of the Operating Subsidiaries own all such capital stock, membership interests and partnership interests listed on Schedule III free and clear of all Liens (except restrictions on transferability as set forth in the Operating Subsidiaries Operative Documents).
(s)    Minority-Owned Entities. The Operating Partnership directly or indirectly owns 10% of the membership interests in Texas Express Pipeline LLC, a Delaware limited liability company (“Texas Express”), 40% of the membership interests in Discovery Producer Services LLC, a Delaware limited liability company

(“Discovery”), 50% of the membership interests in Pine Tree Propane Limited Liability Company, a Maine limited liability company (“Pine Tree”), 50% of the membership interests in CrossPoint Pipeline, LLC, a Delaware limited liability company (“CrossPoint”), a 22.8% interest in Webb/Duval Gatherers, a Texas general partnership (“Webb/Duval”), a 46% interest in Saginaw Bay Lateral Michigan Limited Partnership, a Michigan limited partnership (“Saginaw Bay”), and a 33.33% interest in Front Range Pipeline LLC, a Delaware limited liability company (“Front Range”). Discovery owns 100% of the membership interests in Discovery Gas Transmission LLC, a Delaware limited liability company (“Discovery Sub” and, collectively with Texas Express, Discovery, Pine Tree, CrossPoint, Webb/Duval, Saginaw Bay, Front Range and Discovery Sub, the “Minority-Owned Entities”). To the knowledge of the DCP Parties, the representations and warranties regarding the Operating Subsidiaries in Sections 1(i), (y), (cc), (ff)-(kk), (nn)-(pp) and (ww)-(zz), when the term “Operating Subsidiaries” is read to include the Minority-Owned Entities, are true and correct.
(t)    No Other Subsidiaries. Neither the Partnership nor any of its subsidiaries own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than (i) as set forth on Schedule III and (ii) ownership interests in the Minority-Owned Entities. Other than its ownership of its 373,892 general partner units, 888,250 Common Units and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly (excluding the Partnership or any of its subsidiaries’ direct or indirect ownership interests in the Operating Subsidiaries and the Minority-Owned Entities), any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
(u)    No Preemptive Rights, Registration Rights or Options. Except as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of, any of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities other than as provided in the Disclosure Package and the Final Prospectus and the Partnership Agreement or as have been waived or satisfied. Except as described in the Disclosure Package and the Final Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or other interests in the Partnership, (B) any partnership interests in the General Partner or the Operating Partnership, or (C) any membership interests in DCP Midstream GP, LLC or the OLP GP.
(v)    Authority and Authorization. Each of the DCP Parties has all requisite limited partnership or limited liability company power and authority, as the case may be, to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Final Prospectus. On the Closing Date and any Option Closing Date, all limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their respective members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the DCP Parties of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.
(w)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the DCP Parties.
(x)    Enforceability of Other Agreements.
(i)    The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and DCP LP Holdings and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
(ii)    the GP Partnership Agreement has been duly authorized, executed and delivered by DCP Midstream GP, LLC and DCP Midstream and is a valid and legally binding agreement of DCP Midstream GP, LLC and DCP Midstream, enforceable against DCP Midstream GP, LLC and DCP Midstream in accordance with its terms;
(iii)    the OLP Partnership Agreement has been duly authorized, executed and delivered by the OLP GP and the Partnership and is a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Partnership in accordance with its terms;
(iv)    the DCP Midstream GP, LLC Limited Liability Company Agreement has been duly authorized, executed and delivered by DCP Midstream and is a valid and legally binding agreement of DCP Midstream, enforceable against DCP Midstream in accordance with its terms; and
(v)    the OLP GP Limited Liability Company Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
(vi)    the Contribution Agreement dated February 25, 2014 by and among the Partnership, DCP Midstream, the General Partner and DCP LP Holdings (the “Contribution Agreement”), pursuant to which the Partnership will acquire (1) a 20% interest in DCP SC Texas GP, (2) a 33.33% interest in DCP Southern Hills Pipeline, LLC (“Southern Hills”) and (3) a 33.33% interest in DCP Sand Hills Pipeline, LLC (“Sand Hills”), has been duly authorized, executed and delivered by the Partnership, DCP Midstream, the General Partner and DCP LP Holdings and is

a valid and legally binding agreement of the Partnership, DCP Midstream, the General Partner and DCP LP Holdings, enforceable against each such entity in accordance with its terms;
(vii)    the Purchase and Sale Agreement dated February 25, 2014 by and between DCP Midstream, LP, a Delaware limited partnership (“DCP Midstream, LP” and, together with DCP Midstream and DCP LP Holdings, the “Transaction Entities”), and the Partnership (the “Purchase Agreement” and, together with the Contribution Agreement, the “Transaction Agreements”), pursuant to which the Partnership will acquire (1) a 35 MMcf/d cryogenic natural gas processing plant located in Weld County, Colorado and (2) a 200 MMcf/d cryogenic natural gas processing plant under construction also located in Weld County, Colorado, has been duly authorized, executed and delivered by the Partnership and DCP Midstream LP and is a valid and legally binding agreement of the Partnership and DCP Midstream, LP, enforceable against each such entity in accordance with its terms;
provided, that, with respect to each agreement described in this Section 1(x), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
The certificate of limited partnership of each of the Partnership, the General Partner and the Operating Partnership, the certificate of formation of each of DCP Midstream GP, LLC and the OLP GP, the Partnership Agreement, the GP Partnership Agreement, the OLP Partnership Agreement, the DCP Midstream GP, LLC Limited Liability Company Agreement and the OLP GP Limited Liability Company Agreement, in each case, as amended, are herein collectively referred to as the “Charter Documents.”
(y)    No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Units and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus, (ii) the execution, delivery and performance of this Agreement, or (iii) the consummation of the transactions contemplated by this Agreement or the Transaction Agreements (A) conflicts or will conflict with or constitutes or will constitute a violation of the Charter Documents, the Operating Subsidiaries Operative Documents or the certificate of formation and limited liability company agreement, in the case of a limited liability company or certificate of limited partnership and limited partnership agreement, in the case of a limited partnership, of the Transaction Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities, the Operating Subsidiaries or the Transaction Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or the Operating Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party, or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities or the Operating Subsidiaries, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would have, individually or in the aggregate, a Material Adverse Effect.
(z)    No Consents. Except for (i) the registration of the Units under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Act, the Exchange Act or applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) such consents that have been, or prior to the Closing Date and any Option Closing Date will be, obtained, or, if not obtained, would not reasonably be expected to have a Material Adverse Effect, and (iv) as disclosed in the Disclosure Package and the Final Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Disclosure Package and the Final Prospectus, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Transaction Agreements.
(aa)    No Default. None of the Partnership Entities or any of the Operating Subsidiaries (i) is in violation of the Charter Documents or the Operating Subsidiaries Operative Documents, each as applicable, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or which default, violation or failure in the case of clauses (ii) or (iii) would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the DCP Parties to perform their obligations under this Agreement or the Transaction Agreements. To the knowledge of the DCP Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities or Operating Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

(bb)    Conformity to Description of Units. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Final Prospectus.
(cc)    No Material Adverse Change. No Partnership Entity or Operating Subsidiary has sustained, since the date of the latest audited financial statements included in the Disclosure Package and the Final Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus; and, since such date, there has not been any change in the capitalization or increase in long-term debt of any Partnership Entity or Operating Subsidiary or any adverse change, or any development involving, or which may reasonably be expected to involve, individually or in the aggregate, a prospective adverse change in or affecting the general affairs, properties, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, properties, business or prospects of the Partnership Entities and Operating Subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus or as would not reasonably be expected to have a Material Adverse Effect. Since the date of the latest audited financial statements included in the Disclosure Package and the Final Prospectus, none of the Partnership Entities or Operating Subsidiaries has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities and Operating Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus.
(dd)    Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Disclosure Package, the Final Prospectus and the Registration Statement comply in all material respects with the applicable requirements under the Act and the Exchange Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. The other historical financial and statistical information and data included in the Disclosure Package, the Final Prospectus and the Registration Statement are, in all material respects, fairly presented. Any pro forma financial statements or data included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement have been prepared in all material respects in accordance with the requirements of Article 11 of Regulation S-X under the Act. The assumptions used in preparing any pro forma financial statements incorporated by reference into the Disclosure Package, the Final Prospectus and the Registration Statement provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. No other financial statements or schedules of the Partnership are required by the Act or the Exchange Act to be included in the Disclosure Package or the Final Prospectus.
(ee)    Independent Public Accountants - Deloitte & Touche. Deloitte & Touche LLP, who has certified certain financial statements of the Partnership Entities, Southern Hills and Sand Hills, and whose reports appear or are incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, was the independent registered public accounting firm with respect to each of the Partnership Entities, as required by the Act and the Rules and Regulations and performed its audit of the Partnership Entities in accordance with the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) during the periods covered by the financial statements on which they reported. Deloitte & Touche LLP was the independent auditing firm with respect to Southern Hills and Sand Hills and performed such audit in accordance with the standards of the American Institute of Certified Public Accountants.
(ff)    Title to Properties. The Operating Partnership and the Operating Subsidiaries have good and marketable title to all real property (excluding easements or rights-of-way) and good title to all personal property described in the Disclosure Package and the Final Prospectus to be owned by the Operating Partnership and the Operating Subsidiaries, in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus and (ii) Liens that would not have, individually or in the aggregate, a Material Adverse Effect; provided that, with respect to any real property and buildings held under lease by the Operating Partnership and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities and Operating Subsidiaries, taken as a whole, as they have been used in the past as described in the Disclosure Package and the Final Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Final Prospectus.
(gg)    Rights-of-Way. The Operating Partnership and the Operating Subsidiaries have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, the Operating Partnership and the Operating Subsidiaries have fulfilled and performed all of their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Operating Partnership and the Operating Subsidiaries, taken as a whole.
(hh)    Insurance. Except as disclosed in the Disclosure Package and the Final Prospectus, DCP Midstream maintains insurance covering the properties, operations, personnel and businesses of the Partnership Entities and the Operating Subsidiaries against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and generally consistent with the insurance coverage maintained for similarly situated businesses and properties. Neither DCP Midstream nor any of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.
(ii)    Intellectual Property. Except for such exceptions that would not have, individually or in the aggregate, a Material Adverse Effect, each of the Partnership Entities and Operating Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.
(jj)    Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the DCP Parties, threatened against any of the Partnership Entities or the Operating Subsidiaries, or to which any of the Partnership Entities or Operating Subsidiaries is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus and are not described as required; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been described in the Registration Statement, the Disclosure Package or the Final Prospectus as required or filed as exhibits to the Registration Statement as required.
(kk)    Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity or Operating Subsidiary on the one hand, and any director, officer, stockholder, affiliate, customer or supplier of any Partnership Entity or Operating Subsidiary on the other hand that is required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus and is not so described.
(ll)    Sarbanes-Oxley Act of 2002. The Partnership and, to the knowledge of the DCP Parties, the directors and officers of DCP Midstream GP, LLC, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations thereunder and the rules of the New York Stock Exchange (the “NYSE”) that are effective and applicable to the Partnership.
(mm)    Statistical Data. Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Final Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
(nn)    No Labor Dispute. No labor dispute with the employees of DCP Midstream or its affiliates or any Partnership Entity or Operating Subsidiary exists or, to the knowledge of each DCP Party, is imminent or threatened and none of the DCP Parties is aware of any existing, imminent or threatened labor disturbance by the employees of any of its lessors that would individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.
(oo)    Tax Returns. Each of the Partnership Entities and Operating Subsidiaries has filed (or has obtained extensions with respect to) all federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States or (ii) that, if not paid, would not have a Material Adverse Effect.
(pp)    Books and Records. Each Partnership Entity and Operating Subsidiary makes and keeps books and records which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of assets. DCP Midstream GP, LLC and the Partnership maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurances that (A) receipts and expenditures are made in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States and to maintain accountability for the Partnership’s assets, (C) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization and (D) the reported accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(qq)    Disclosure Controls. DCP Midstream GP, LLC and the Partnership have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information required to be disclosed by the Partnership in reports that it files under the Exchange Act is accumulated and communicated to DCP Midstream GP, LLC’s principal executive officer and its principal financial officer or persons performing similar functions, by others within those entities, as appropriate, to allow timely decisions regarding required disclosure, and the information required to be disclosed is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual report filed with the Commission; and (iii) are effective in all material respects in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 9A of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Annual Report”) have been met.
(rr)    No Deficiency in Internal Control Over Financial Reporting. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the 2013 Annual Report, neither the Partnership nor DCP Midstream GP, LLC is aware of (i) any significant deficiencies or material weaknesses in the design or operation of the Partnership’s internal control over financial reporting that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal control over financial reporting.
(ss)    No Changes in Internal Control Over Financial Reporting. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 1(rr) hereof, there have been no significant changes in the Partnership’s internal control over financial reporting that materially affected or are reasonably likely to materially affect the Partnership’s internal control over financial reporting.
(tt)    Foreign Corrupt Practices Act. No Partnership Entity, nor, to the knowledge of any of the DCP Parties, any director, officer, agent, employee or affiliate of any Partnership Entity or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
(uu)    Money Laundering Laws. The operations of the Partnership Entities are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the USA PATRIOT Act of 2001, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of any of the DCP Parties, threatened.
(vv)    Office of Foreign Assets Control. No Partnership Entity, nor, to the knowledge of any of the DCP Parties, any director, officer, agent, employee or affiliate of any Partnership Entity or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(ww)    Environmental Compliance. Except as disclosed in the Disclosure Package and the Final Prospectus, the Partnership Entities and the Operating Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or the protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material (as defined below), except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl, and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
(xx)    Effect of Environmental Laws. In the ordinary course of business, each Partnership Entity and Operating Subsidiary periodically reviews the effect of

Environmental Laws on its business operations and properties, in the course of which it identifies and evaluates associated costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permits, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Partnership Entity and Operating Subsidiary has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.
(yy)    Permits. Each of the Partnership Entities and the Operating Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Final Prospectus and except for such Permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Partnership Entities and Operating Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits that are due to have been fulfilled and performed and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and none of such Permits contains any restriction that is materially burdensome to the Partnership Entities and Operating Subsidiaries considered as a whole.
(zz)    ERISA. Each Partnership Entity and Operating Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; and no Partnership Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.
(aaa)     No Distribution of Other Offering Materials. The Partnership Entities have not distributed and, prior to the later to occur of (i) the Closing Date or any Option Closing Date and (ii) the completion of the offering and sale of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, and other materials, if any, permitted by the Act, including Rule 134.

(bbb)    NYSE Listing. The Units have been approved for listing on the NYSE, subject only to official notice of issuance.
(ccc)    Investment Company. None of the Partnership Entities and none of the Operating Subsidiaries is now, and after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.
(ddd)    Brokers. Except for this Agreement, there are no contracts, agreements or understandings between any DCP Party and any person that would give rise to a valid claim against any DCP Party or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering of the Units.
(eee)    FINRA Matters. To the Partnership’s knowledge, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and any of DCP Midstream GP, LLC’s officers or directors, or the Partnership’s 5% or greater securityholders, except as set forth in the Disclosure Package and the Final Prospectus.
(fff)    Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(ggg)    XBRL. The interactive data in eXtensbile Business Reporting Language incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
Any certificate signed by any officer of any of the DCP Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such DCP Party, as to matters covered thereby, to each Underwriter.

2.    Purchase and Sale.
(a)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at the purchase price set forth in Schedule I hereto, the number of Firm Units set forth opposite such Underwriter’s name in Schedule II hereto.
(b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Units set forth in Schedule I hereto at the same purchase price per Unit as the Underwriters shall pay for the Firm Units. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or electronic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the Option Closing Date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.
3.    Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at the offices of Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, Colorado 80202, on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to one or more accounts specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company, unless the Representatives shall otherwise instruct.
If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at the offices of Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, Colorado 80202, on the date specified by the Representatives (which shall be within three Business Days after the exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to one or more accounts specified by the Partnership. If settlement for the Option

Units occurs after the Closing Date, the Partnership will deliver or cause to be delivered to the Representatives on the Option Closing Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.
5.    Further Agreements of the DCP Parties. Each of the DCP Parties, jointly and severally, covenants and agrees that:
(a)    Preparation of Final Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to consummation or earlier termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)    Amendment or Supplement of Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.
(c)    Amendment of Registration Statement or Supplement of Final Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus, and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.
(d)    Reports to Unitholders. As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earning statement or statements of the Partnership and its consolidated subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(e)    Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, upon request and without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f)    Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.
(g)    Free Writing Prospectuses. The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses included in Schedule IV hereto. Any such Free Writing Prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(h)    Lock-up Period; Lock-up Letters. For a period commencing on the date hereof and ending on the Business Day set forth on Schedule I hereto, each of the DCP Parties agrees not to, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, DCP LP Holdings, the General Partner and each officer and director of DCP Midstream GP, LLC) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction; provided, however, that the Partnership may issue and sell Common Units pursuant to the long-term incentive plan, any employee unit option plan, unit ownership plan or dividend reinvestment plan of the Partnership or DCP Midstream, LP in effect at the Execution Time, and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and the Partnership may issue and sell Common Units having a value of (i) $50,000,000 to the General Partner, (ii)

$70,000,000 to DCP LP Holdings and (iii) $105,000,000 to DCP Midstream in accordance with the Contribution Agreement (exclusive of any amendments thereto made after the Execution Time), provided that each of the General Partner, DCP LP Holdings and DCP Midstream is subject to the provisions of this Section 5(h) with respect thereto.
(i)    Stabilization. The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(j)    Costs and Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay the costs and expenses relating to the following matters: (i) the authorization, issuance, sale and delivery of the Units and any taxes payable in connection therewith; (ii) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (v) services provided by the transfer agent or registrar; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (vii) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (viii) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (ix) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (x) the transportation and other expenses incurred by or on behalf of representatives of the DCP Parties in connection with presentations to prospective purchasers of the Units; (xi) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the DCP Parties; and (xii) all other costs and expenses incident to the performance of the obligations of the DCP Parties under this Agreement; provided that, except as provided in this Section 5(j) and in Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units that they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

(k)    Application of Proceeds. The Partnership will apply the net proceeds from the sale of the Units as set forth under “Use of Proceeds” in the Disclosure Package and the Final Prospectus.
6.    Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to: (i) the accuracy of the representations and warranties of the DCP Parties contained herein as of the Execution Time, the Closing Date and any Option Closing Date pursuant to Section 3 hereof; (ii) the accuracy of the statements of the DCP Parties made in any certificates pursuant to the provisions hereof; (iii) the performance by the DCP Parties of their obligations hereunder; and (iv) the following additional conditions:
(a)    All filings required by Rule 424 and Rule 430B shall have been made; any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the DCP Parties or any Underwriter, threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Final Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.
(b)    No Underwriter shall have discovered and disclosed to any of the DCP Parties on or prior to the Closing Date or any Option Closing Date pursuant to Section 3 hereof that the Registration Statement, the Final Prospectus or the Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Charter Documents, the Common Units, the Disclosure Package or the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the DCP Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    The Partnership shall have requested and caused Holland & Hart LLP, counsel for the Partnership, to have furnished to the Representatives its opinion,

dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives to the effect set forth on Exhibit B hereto.
(e)    Michael S. Richards, Vice President, General Counsel and Secretary of DCP Midstream GP, LLC, shall have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives to the effect set forth on Exhibit C hereto.
(f)    The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(g)    The Partnership shall have furnished to the Representatives a certificate of the Partnership, signed on behalf of the Partnership by the Chairman of the Board or the President and the Chief Financial Officer of DCP Midstream GP, LLC, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and this Agreement and that:
(i)    the representations and warranties of each of the DCP Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the DCP Parties has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date;
(ii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the DCP Parties’ knowledge, threatened; and
(iii)    since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), results of operations, prospects, earnings, business or properties of the Partnership Entities and Operating Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(h)    The Partnership shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date,

in form and substance satisfactory to the Representatives, (i) confirming that such firm is an independent registered public accounting firm within the meaning of the Act, the Rules and Regulations and the rules of the PCAOB, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as of a date not more than three Business Days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(i)    Since the date of the latest audited financial statements included in the Disclosure Package and the Final Prospectus, (i) none of the Partnership Entities or Operating Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities and Operating Subsidiaries, taken as a whole, and (ii) there shall not have been any change in the capitalization or increase in short-term or long-term debt of any of the Partnership Entities or Operating Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, properties, business or prospects of the Partnership Entities and Operating Subsidiaries, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
(j)    Subsequent to the execution and delivery of this Agreement, if any debt securities of the Partnership Entities are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred, and no notice shall have been given of any intended or potential downgrading or of a possible change in any such rating that does not indicate the direction of the possible change in the rating accorded such debt securities and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Partnership Entities.
(k)    Prior to the Closing Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l)    The NYSE shall have approved the Units for listing, subject only to official notice of issuance.
(m)    At the Execution Time, the Partnership shall have furnished to the Representatives letters substantially in the form of Exhibit A hereto from each of the parties listed on Schedule V hereto, addressed to the Representatives and such letters shall be in full force and effect on the Closing Date and any Option Closing Date.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Holland & Hart LLP, counsel for the DCP Parties, at 555 17th Street, Suite 3200, Denver, Colorado 80202, or electronically if agreed to by the parties, on or prior to the Closing Date.
7.    Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Sections 10(i) or 10(iv) hereof or because of any refusal, inability or failure on the part of the DCP Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the DCP Parties covenant and agree that the Partnership will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.
8.    Indemnification and Contribution.
(a)    Each of the DCP Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”), to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or actions in respect thereof); provided, however, that the DCP Parties will not be liable in any such case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the DCP Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the DCP Parties may otherwise have.
(b)    Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the DCP Parties, each of the directors and officers of DCP Midstream GP, LLC who signed the Registration Statement, and each person who controls any DCP Party within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the DCP Parties to each Underwriter, but only with respect to references to written information relating to such Underwriter furnished to the DCP Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. Each of the DCP Parties acknowledges that the statements set forth (i) on the cover page regarding delivery of the Units, and (ii) the following statements under the heading “Underwriting,” (A) the list of Underwriters and their respective participation in the sale of the Units, (B) the sentences related to concessions in the second paragraph under the heading “Commissions and Expenses,” (C) the paragraphs (including the bullet points contained therein) under the heading “Stabilization, Short Positions and Penalty Bids,” and (D) the paragraphs under the heading “Electronic Distribution,” in each case contained in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.

Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each of the DCP Parties and the Underwriters severally agree to contribute to the aggregate Losses to which the DCP Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the DCP Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the DCP Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the DCP Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the DCP Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the DCP Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the DCP Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any DCP Party within the meaning of either the Act or the Exchange Act, each officer of DCP Midstream GP, LLC who shall have signed the Registration Statement and each director of DCP Midstream GP, LLC shall have the same rights to contribution as the DCP Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule II hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the DCP Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date may be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the DCP Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred and as a result thereof, in the sole judgment of the Representatives, it is impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto), (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other material adverse change in general domestic or international economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto), (iv) any of the events described in Section 6(i) shall have occurred, or (v) the Underwriters shall decline to purchase the Units for any other reason permitted under this Agreement.
11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the DCP Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any of the DCP Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed c/o Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (Fax: (212) 214-5918); or, if sent to the Partnership, will be mailed, delivered or telefaxed to (303) 633-2921 and confirmed to it at Michael S. Richards, 370 17th Street, Suite 2775, Denver, Colorado, Attention: Legal Department.
13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
14.    No Fiduciary Duty. The DCP Parties hereby acknowledge that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the DCP Parties, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of any of the DCP Parties and (c) the DCP Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the DCP Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising any of the DCP Parties on related or other matters). Each of the DCP Parties agrees that it will not claim that any of the Underwriters have rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the DCP

Parties, in connection with the transactions contemplated by this Agreement or the process leading thereto.
15.    Research Analyst Independence. The DCP Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The DCP Parties acknowledge that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.
16.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the DCP Parties and the Underwriters, or any of them, with respect to the subject matter hereof.
17.    Applicable Law. This Agreement and any claim, controversy or dispute relating or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
18.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the Underwriters to properly identify their clients.
19.    Waiver of Jury Trial. Each of the DCP Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.
21.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
22.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the Rules and Regulations.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Preliminary Prospectus used most recently prior to the Execution Time, (ii) the number of Firm Units and Option Units, the public offering price for the Units and the Closing Date, which are set forth on Schedule I hereto and will be included on the cover page of the Final Prospectus and (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto.
“Effective Date” shall mean each date and time that any part of the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or is deemed to have become effective under the Act in accordance with the Rules and Regulations.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” means 5:30 p.m. (New York time) on the date of this Agreement.
“Final Prospectus” shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
“Issuer Free Writing Prospectus” shall mean an “issuer free writing prospectus,” as defined in Rule 433, relating to the Units.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above, which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b)

Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
“Rule 134”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436” and “Rule 462” refer to such rules under the Act.
“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Act relating to the offering covered by the registration statement referred to in paragraph 1(a) above.
“Rules and Regulations” shall mean the rules and regulations of the Commission under the Act.
[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the DCP Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,

DCP MIDSTREAM PARTNERS, LP

By:	DCP Midstream GP, LP its general partner

By:	DCP Midstream GP, LLC its general partner

By:	/s/ Sean O'Brien
Name:	Sean O'Brien
Title:	Group Vice President and Chief Financial Officer

DCP MIDSTREAM GP, LP

By:	DCP Midstream GP, LLC its general partner

By:	/s/ Sean O'Brien
Name:	Sean O'Brien
Title:	Group Vice President and Chief Financial Officer

DCP MIDSTREAM GP, LLC

By:	/s/ Sean O'Brien
Name:	Sean O'Brien
Title:	Group Vice President and Chief Financial Officer

Accepted:
WELLS FARGO SECURITIES, LLC
BARCLAYS CAPITAL INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. LLC
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES LLC
RBC CAPITAL MARKETS, LLC
As Representatives of the several Underwriters

BY:	WELLS FARGO SECURITIES, LLC

	By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

BY:	BARCLAYS CAPITAL INC.

	By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

BY:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

	By:	/s/ Michael Cannon
	Name:	Michael Cannon
	Title:	Managing Director

BY:	CITIGROUP GLOBAL MARKETS INC.

	By:	/s/ Robert Waldron
	Name:	Robert Waldron
	Title:	Director

BY:	MORGAN STANLEY & CO. LLC

	By:	/s/ Jeff Hibbard
	Name:	Jeff Hibbard
	Title:	Executive Director

BY:	CREDIT SUISSE SECURITIES (USA) LLC

	By:	/s/ Craig Klaasmeyer
	Name:	Craig Klaasmeyer
	Title:	Managing Director

BY:	DEUTSCHE BANK SECURITIES INC.

	By:	/s/ Brian Jinks
	Name:	Brian Jinks
	Title:	Managing Director

	By:	/s/ Lance Loeffler
	Name:	Lance Loeffler
	Title:	Director

BY:	GOLDMAN, SACHS & CO.

	By:	/s/ Daniel Young
	Name:	Daniel Young
	Title:	Managing Director

BY:	J.P. MORGAN SECURITIES LLC

	By:	/s/ Geoff Paul
	Name:	Geoff Paul
	Title:	Executive Director

BY:	RBC CAPITAL MARKETS, LLC

	By:	/s/ Andrew Hull
	Name:	Andrew Hull
	Title:	Director

SCHEDULE I
Underwriting Agreement dated: February 27, 2014
Registration Statement File No.: 333-182116
Representatives: Wells Fargo Securities, LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBC Capital Markets, LLC

Title, Purchase Price and Description of Units
Title: Common Units
Number of Firm Units to be sold by the Partnership: 12,500,000
Maximum Number of Option Units to be sold by the Partnership: 1,875,000
Price per Common Unit to Public: $48.9000
Price per Common Unit to the Underwriters: $47.1396
Closing Date, Time and Location: March 5, 2014 at 8:00 a.m. Mountain Standard Time at Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, Colorado 80202
Date referred to in Section 5(h) after which the DCP Parties may offer or sell securities issued by the Partnership without the consent of the Representatives(s): April 14, 2014 (45 days after the date hereof)

SCHEDULE II

Underwriters	Number of Firm Units to Be Purchased
Wells Fargo Securities, LLC	1,375,000
Barclays Capital Inc.	1,375,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,375,000
Citigroup Global Markets Inc.	1,375,000
Morgan Stanley & Co. LLC	1,375,000
Credit Suisse Securities (USA) LLC	925,000
Deutsche Bank Securities Inc.	925,000
Goldman, Sachs & Co.	925,000
J.P. Morgan Securities LLC	925,000
RBC Capital Markets, LLC	925,000
Robert W. Baird & Co. Incorporated	375,000
Stifel, Nicolaus & Company, Incorporated	375,000
BB&T Capital Markets, a division of BB&T Securities, LLC	125,000
Ladenburg Thalmann & Co. Inc.	125,000
TOTAL:	12,500,000

SCHEDULE III

Entity	Jurisdiction of Organization	Percentage Ownership
Associated Louisiana Intrastate Pipe Line, LLC	Delaware	100%
Atlantic Energy LLC	Delaware	100%
Centana Intrastate Pipeline, LLC	Delaware	100%
Collbran Valley Gas Gathering, LLC	Colorado	75%
DCP Antrim Gas, LLC	Michigan	100%
DCP Assets Holding GP, LLC	Delaware	100%
DCP Assets Holding, LP	Delaware	100%
DCP Austin Gathering, LLC	Delaware	80%
DCP Bay Area Pipeline, LLC	Michigan	100%
DCP Black Lake Holdings, LP	Delaware	100%
DCP Collbran, LLC	Colorado	100%
DCP Crossroads Gas Gathering, LLC	Delaware	100%
DCP Crossroads NGL Pipeline, LLC	Delaware	100%
DCP Crossroads Processing, LLC	Delaware	100%
DCP Douglas, LLC	Colorado	100%
DCP Eagle Plant LLC	Delaware	100%
DCP East Texas Gathering, LLC	Delaware	100%
DCP East Texas Holdings, LLC	Delaware	100%
DCP Grands Lacs, LLC	Michigan	100%
DCP Harlan Pipeline, LLC	Delaware	100%
DCP Hawes Pipeline, LLC	Michigan	100%
DCP Hinshaw Pipeline, LLC	Delaware	80%
DCP Intrastate Network, LLC	Delaware	80%
DCP Intrastate Pipeline, LLC	Delaware	100%
DCP Jackson, LLC	Michigan	100%
DCP Jordan Valley Pipeline LLC	Delaware	100%
DCP Lindsay, LLC	Delaware	100%
DCP Litchfield, LLC	Michigan	100%
DCP Michigan Holdings LLC	Delaware	100%
DCP Michigan Pipeline & Processing, LLC	Michigan	100%
DCP Midstream Front Range LLC	Delaware	100%
DCP Midstream Operating, LLC	Delaware	100%
DCP Midstream Operating, LP	Delaware	100%
DCP Midstream Partners Finance Corp.	Delaware	100%
DCP Midstream Texas Express, LLC	Delaware	100%
DCP O’Connor Plant LLC	Delaware	100%
DCP Partners Colorado, LLC	Delaware	100%
DCP Partners Logistics, LLC	Delaware	100%
DCP Partners MB I LLC	Delaware	100%

DCP Partners MB II LLC	Delaware	100%
DCP Partners SE Texas, LLC	Delaware	100%
DCP Saginaw Bay Lateral LLC	Delaware	100%
DCP SC Texas GP	Delaware	80%
DCP Searsport LLC	Delaware	100%
DCP South Central Texas Holdings LLC	Delaware	100%
DCP South Central Texas LLC	Delaware	80%
DCP Southeast Texas Plants LLC	Delaware	100%
DCP Tailgate LLC	Delaware	100%
DCP Terra Hayes Gathering LLC	Delaware	100%
DCP Texas Intrastate Pipeline, LLC	Delaware	80%
DCP Thunder Bay Gathering LLC	Delaware	100%
DCP Thunder Bay Processing LLC	Michigan	100%
DCP Tums/Olund Lake Pipeline LLC	Delaware	100%
DCP Vienna Pipeline LLC	Delaware	100%
DCP Wattenberg Pipeline, LLC	Delaware	100%
EasTrans, LLC	Delaware	100%
EE Group, LLC	Michigan	100%
Fuels Cotton Valley Gathering, LLC	Delaware	100%
Gas Supply Resources LLC	Texas	100%
GSRI Transportation LLC	Texas	100%
Jackson Pipeline Company	Michigan	75%
Marysville Hydrocarbons Holdings, LLC	Delaware	100%
Marysville Hydrocarbons LLC	Delaware	100%
Pelico Pipeline, LLC	Delaware	100%
San Jacinto Gas Transmission, LLC	Delaware	80%
Wilbreeze Pipeline, LLC	Delaware	100%

SCHEDULE IV
Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE V
Paul F. Ferguson, Jr.
R. Mark Fiedoreck
Alan N. Harris
Wouter T. van Kempen
Frank A. McPherson
Thomas C. Morris
Sean P. O’Brien
Michael S. Richards
Stephen R. Springer
Andy Viens
William S. Waldheim
Brian R. Wenzel
DCP LP Holdings, LLC
DCP Midstream GP, LP
DCP Midstream, LLC

Exhibit A

LOCK-UP LETTER AGREEMENT
DCP Midstream Partners, LP

Wells Fargo Securities, LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
As Representatives of the several Underwriters
c/o Wells Fargo Securities, LLC
375 Park Avenue, 4th Floor
New York, New York 10152

Ladies and Gentlemen:
This letter agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among DCP Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), DCP Midstream GP, LP, a Delaware limited partnership, DCP Midstream GP, LLC, a Delaware limited liability company, and each of you as representatives of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”). In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Wells Fargo Securities, LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange

Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement, other than Common Units (i) disposed of as bona fide gifts; provided the donee of any such bona fide gift agrees to be bound by the terms of this letter agreement, or (ii) granted pursuant to the terms of DCP Midstream, LP’s existing long term incentive plan.
If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this letter agreement shall likewise be terminated.
In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.
The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this letter agreement.
Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Yours very truly,

Name:
Title:

Address:

Dated: ___________________

Exhibit B
Opinion of Holland & Hart LLP
1.    Formation and Qualification of the Partnership Entities that are Limited Partnerships. Each of the Partnership, the General Partner and the Operating Partnership (a) is validly existing in good standing as a limited partnership under the Delaware LP Act, (b) is duly registered or qualified to do business and is in good standing as a foreign limited partnership under the laws of the jurisdictions set forth opposite its name on Schedule I to this Opinion, and (c) has all requisite partnership power necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case as described in the Disclosure Package and the Final Prospectus.
2.    Formation and Qualification of the Partnership Entities that are Limited Liability Companies. Each of DCP Midstream GP, LLC and the OLP GP (a) is validly existing in good standing as a limited liability company under the Delaware LLC Act, (b) is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth opposite its name on Schedule I to this Opinion, and (c) has all requisite limited liability company power necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, in each case as described in the Disclosure Package and the Final Prospectus.
3.    Power to Act as a General Partner. The General Partner has all requisite limited partnership power to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Final Prospectus. DCP Midstream GP, LLC has all requisite limited liability company power to act as general partner of the General Partner in all material respects as described in the Disclosure Package and the Final Prospectus. The OLP GP has all requisite limited liability company power to act as general partner of the Operating Partnership in all material respects as described in the Disclosure Package and Final Prospectus.
4.    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a general partner interest in the Partnership represented by 373,892 general partner units in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware (the “DE UCC”) naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware (the “Filing Office”) as of the date set forth in the Search.
5.    Ownership of the General Partner. DCP Midstream GP, LLC is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and DCP Midstream GP, LLC owns such general partner interest free and clear of all Liens in respect of which a financing statement under the DE UCC naming DCP Midstream GP, LLC as debtor is on file in the Filing Office as of the date set forth in the Search.

DCP Midstream and DCP LP Holdings are the sole limited partners of the General Partner with a 98.999% and a 1.0% limited partner interest, respectively, in the General Partner; such limited partner interests have been duly authorized and validly issued in accordance with the GP Partnership Agreement and are fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and DCP Midstream and DCP LP Holdings own such limited partner interests free and clear of all Liens in respect of which a financing statement under the DE UCC naming either DCP Midstream or DCP LP Holdings as debtor is on file in the Filing Office as of the date set forth in the Search.
6.    Ownership of the Operating Partnership. The OLP GP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement; and the OLP GP owns such general partner interest free and clear of all Liens in respect of which a financing statement under the DE UCC naming the OLP GP as debtor is on file in the Filing Office as of the date set forth in the Search. The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the OLP Partnership Agreement and is fully paid (to the extent required under the OLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all Liens in respect of which a financing statement under the DE UCC naming the Partnership as debtor is on file in the Filing Office as of the date set forth in the Search.
7.    Ownership of DCP Midstream GP, LLC. DCP Midstream is the sole member of DCP Midstream GP, LLC with a 100% membership interest in DCP Midstream GP, LLC; such membership interest has been duly authorized and validly issued in accordance with the DCP Midstream GP, LLC Limited Liability Company Agreement. Under the DCP Midstream GP, LLC Limited Liability Company Agreement and the Delaware LLC Act, DCP Midstream is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to DCP Midstream GP, LLC solely by reason of its ownership of such membership interest or its status as a member of DCP Midstream GP, LLC, and has no personal liability for the debts, obligations, and liabilities of DCP Midstream GP, LLC, whether arising in contract, tort or otherwise, solely by reason of being a member of DCP Midstream GP, LLC, except in each case as provided in the DCP Midstream GP, LLC Limited Liability Company Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act. DCP Midstream owns such membership interest free and clear of all Liens in respect of which a financing statement under the DE UCC naming DCP Midstream as debtor is on file in the Filing Office as of the date set forth in the Search.
8.    Ownership of the OLP GP. The Partnership is the sole member of the OLP GP with a 100% membership interest in the OLP GP; such membership interest has been duly authorized and validly issued in accordance with the OLP GP Limited Liability Company Agreement. Under the OLP GP Limited Liability Company Agreement and the Delaware LLC Act,

the Partnership is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to the OLP GP solely by reason of its ownership of such membership interest or its status as a member of the OLP GP, and has no personal liability for the debts, obligations, and liabilities of the OLP GP, whether arising in contract, tort or otherwise, solely by reason of being a member of the OLP GP, except in each case as provided in the OLP GP Limited Liability Company Agreement and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act. The Partnership owns such membership interest free and clear of all Liens in respect of which a financing statement under the DE UCC naming the Partnership as debtor is on file in the Filing Office as of the date set forth in the Search.
9.    Ownership of the Sponsor Units and the Incentive Distribution Rights. DCP LP Holdings owns 18,824,638 Common Units and the General Partner owns 888,250 Common Units and 100% of the Incentive Distribution Rights; all of such Common Units and the limited partner interests represented thereby and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); such Common Units and Incentive Distribution Rights are owned, in each case, free and clear of all Liens in respect of which a financing statement under the DE UCC naming either DCP LP Holdings or the General Partner as debtor is on file in the Filing Office as of the date set forth in the Search.
10.    Valid Issuance of the Units. The Units and the limited partner interests represented thereby have been duly authorized for issuance and sale to the Underwriters in accordance with the Partnership Agreement pursuant to this Agreement and, when issued and delivered by the Partnership to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
11.    Authority and Authorization. Each of the DCP Parties has the requisite limited partnership or limited liability company power, as the case may be, to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has the requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Final Prospectus.
12.    Authorization, Execution and Delivery of Agreement. The execution and delivery by each of the DCP Parties of this Agreement has been duly authorized by all requisite limited partnership or limited liability company action, as the case may be, of such DCP Party. This Agreement has been validly executed and delivered by each of the DCP Parties.
13.    Enforceability of the Partnership Agreement. The execution and delivery by the General Partner and DCP LP Holdings of the Partnership Agreement has been duly authorized by all requisite limited partnership or limited liability company action, as the case may be, of such entity. The Partnership Agreement has been validly executed and delivered by the General Partner and DCP LP Holdings. The Partnership Agreement is a valid and legally binding agreement of the General Partner and DCP LP Holdings, and is enforceable against the General Partner and DCP LP Holdings in accordance with its terms; except that, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
14.    No Conflicts. None of (a) the offering, issuance and sale by the Partnership of the Units, (b) the execution and delivery by any of the DCP Parties of, and the performance by any of the DCP Parties of its obligations under, this Agreement and (c) the consummation by the DCP Parties of the transactions contemplated by this Agreement or the Transaction Agreements, violates or results in a breach or default (and no event has occurred that, with notice or lapse of time or both, would constitute such a default) of, or imposition of any Lien upon any property or assets of any Partnership Entity or Transaction Entity pursuant to, (i) the DCP Parties’ Charter Documents or the certificate of formation and limited liability company agreement, in the case of a limited liability company or certificate of limited partnership and limited partnership agreement, in the case of a limited partnership, of the Transaction Entities, (ii) any other agreement filed as an exhibit to the Registration Statement (including the exhibits to the documents incorporated by reference therein) or (iii) the Delaware LP Act, the Delaware LLC Act, or federal law, which violations, breaches, defaults or imposition of any Liens, in the case of clauses (ii) or (iii), would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the DCP Parties to perform its obligations under this Agreement or the Transaction Agreements; provided, however, that no opinion is expressed pursuant to this paragraph 14 with respect to securities and antifraud statutes, rules or regulations.
15.    No Consents. Except for the registration of the Units under the Act, no Governmental Approval is required for the execution and delivery by the DCP Parties of this Agreement, or the incurrence or performance of the DCP Parties’ respective obligations under this Agreement and the consummation of the transactions contemplated thereby, including the offering, issuance and sale by the Partnership of the Units, except for such (A) as have been obtained or made, (B) as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (C) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect if not obtained or made or (D) as have been disclosed in the Disclosure Package or the Final Prospectus.
16.    Descriptions and Summaries. The statements in the Preliminary Prospectus dated February 26, 2014 provided to the Underwriters for use in connection with the public offering of the Units, the Registration Statement and the Final Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units” and “Material Tax Consequences” insofar as they refer to statements of law or legal conclusions are accurate and complete in all material respects, subject to the qualifications and assumptions stated therein; and the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus, the Registration Statement and the Final Prospectus under the caption “Description of the Common Units.”
17.    Tax Opinion. The opinion of Holland & Hart LLP that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on February 28, 2014 is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.
18.    Effectiveness of Registration Statement. The Registration Statement became effective under the Act upon its filing with the Commission on June 14, 2012; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Preliminary Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such rule.
19.    Investment Company Act. None of the Partnership Entities or Operating Subsidiaries is now, and after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon (i) written representations of (or made on behalf of) the Partnership Entities, DCP LP Holdings and DCP Midstream and the officers and other representatives of the Partnership Entities, DCP LP Holdings and DCP Midstream, (ii) representations made by the Partnership Entities in or pursuant to this Agreement, and (iii) information obtained from public officials, (B) assume (i) the genuineness of all signatures on all agreements, instruments and documents reviewed by them, (ii) the legal capacity of all natural persons who executed any agreements, instruments and documents reviewed by them, (iii) the accuracy and completeness of all of the agreements, instruments and documents reviewed by them, (iv) the authenticity of all agreements, instruments and documents submitted to them as originals, and the conformity to authentic original agreements, instruments and documents of all agreements, instruments and documents submitted to them as facsimile, certified, electronic or photostatic copies, (v) the parties to all agreements, instruments and documents reviewed by them, other than the Partnership Entities, had the corporate, limited liability company or other power to enter into and perform all of their respective obligations under such agreements, instruments and documents, (vi) other than with respect to the Partnership Entities, the due authorization by all requisite corporate, limited liability company or other action of, and the due execution and delivery, by or on behalf, of all agreements, instruments and documents reviewed by them, and (vii) the legality, validity and binding effect of each agreement, instrument and document reviewed by them on the parties thereto (other than with respect to the Partnership Entities), (C) state that their opinion is limited to federal laws, the Delaware LP Act, and the Delaware LLC Act, (D) with respect to the opinions expressed in paragraphs 1 and 2 above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex I (each of which will be dated not more than fourteen days prior to such settlement date and shall be provided to the Underwriters), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to title of any of the Partnership Entities to any of their respective real or personal property or the accuracy or descriptions of real or personal property, and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the partners or members of the Partnership Entities may be subject.
In addition, such counsel shall state (and may so state in a separate letter) that they have participated in conferences with officers and other representatives of the DCP Parties, with representatives of the independent registered public accounting firms for the Partnership, with counsel for the Underwriters and with representatives of the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus (except as and to the extent set forth in paragraph 16 above), on the basis of the participation described above and the information gained in the course of acting as counsel to the Partnership, no facts have come to the attention of such counsel that have led them to believe that:
(i) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii) the Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(iii) the Final Prospectus, as of its date and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided, however, that such counsel need not express any view, belief or comment with respect to (A) the form, accuracy, completeness or fairness of the financial statements and related schedules, including the notes and supporting schedules thereto and the auditors’ reports thereon, or any financial statements (including notes and schedules) or other financial or accounting information and data included in or omitted from the Registration Statement, the Disclosure Package or the Final Prospectus or any further amendment or supplement thereto, or (B) the representations and warranties and other statements of fact included in the exhibits to the Registration Statement (including the exhibits to documents incorporated by reference therein).
Such counsel shall also state (and may so state in a separate letter) that each of the Registration Statement, as of the latest Effective Date, and the Final Prospectus, as of its date and the Closing

Date (except such counsel need not express any view, belief or comment as to the financial statements and related schedules, including the notes and supporting schedules thereto and the auditors’ reports thereon, and any financial statements (including notes and schedules) or other financial or accounting information and data included therein or omitted therefrom or any further amendment or supplement thereto), appeared or appear on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder (except that such counsel need not express any view, belief or comment as to Regulation S-T promulgated thereunder).

Exhibit C
Opinion of Michael S. Richards
1.    Capitalization. After giving effect to the issuance of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 101,546,409 Common Units, 373,892 general partner units and the Incentive Distribution Rights.
2.    Enforceability of Certain Agreements.
(a)    The GP Partnership Agreement has been duly authorized, executed and delivered by DCP Midstream GP, LLC and DCP Midstream and is a valid and legally binding agreement of DCP Midstream GP, LLC and DCP Midstream, enforceable against DCP Midstream GP, LLC and DCP Midstream in accordance with its terms;
(b)    the DCP Midstream GP, LLC Limited Liability Company Agreement has been duly authorized, executed and delivered by DCP Midstream and is a valid and legally binding agreement of DCP Midstream, enforceable against DCP Midstream in accordance with its terms;
(c)    the OLP Partnership Agreement has been duly authorized, executed and delivered by the OLP GP and the Partnership and is a valid and legally binding agreement of the OLP GP and the Partnership, enforceable against the OLP GP and the Partnership in accordance with its terms; and
(d)    the OLP GP Limited Liability Company Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
provided that, with respect to each agreement described in this paragraph 2, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.
3.    Ownership of the Operating Subsidiaries. Except as described in the Disclosure Package and the Final Prospectus, the Partnership indirectly owns the respective percentages of the outstanding capital stock, membership interests or partnership interests, as the case may be, of each Operating Subsidiary as set forth on Schedule III to this Agreement; all such capital stock, membership interests or partnership interests have been duly authorized and validly issued in accordance with the respective Operating Subsidiaries Operative Documents and, in the case of a corporation, limited partnership or general partner (other than the general partnership interest in Jackson Pipeline) are fully paid (to the extent required under the applicable Operating

Subsidiaries Operative Documents) and nonassessable (except as such nonassessability may be affected by or Sections 17-607 and 17-804 of the Delaware LP Act, as the case may be, or any corollary provision of the statutes of any other applicable state of organization); and, in the case of a limited liability company, each of the owners of such membership interest is not required to make any further payments for its purchase of such membership interest, will not be required to make any contributions to an Operating Subsidiary solely by reason of its ownership of such membership interest or its status as a member of such Operating Subsidiary, and have no personal liability for the debts, obligations, and liabilities of such Operating Subsidiary, whether arising in contract, tort or otherwise, solely by reason of being a member of such Operating Subsidiary, except in each case as provided in the applicable Operating Subsidiaries Operative Documents and except for its obligation to repay any funds wrongfully distributed to it as provided in Sections 18-607 and 18-804 of the Delaware LLC Act. The Operating Partnership directly or indirectly owns 10% of the membership interests in Texas Express, 40% of the membership interests in Discovery, 50% of the membership interests in Pine Tree, 50% of the membership interests in CrossPoint, a 28.5% interest in Webb/Duval, and a 33.33% interest in Front Range. Discovery owns 100% of the membership interests in Discovery Sub.
4.    No Conflicts. None of (a) the offering, issuance and sale by the Partnership of the Units, (b) the execution, delivery and performance of this Agreement by any of the Partnership Entities that are parties thereto and (c) the consummation of the transactions contemplated by this Agreement or the Transaction Agreements conflicts with, or results in a breach, violation, or default under (and no event has occurred that, with notice or lapse of time or both, would constitute such a default) or imposition of any Lien upon any property or assets of any Partnership Entity or Transaction Entity pursuant to (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel (excluding the Charter Documents and any other agreements and instruments listed as exhibits to the Registration Statement (including the exhibits to the documents incorporated by reference therein)) to which any of the Partnership Entities or Transaction Entities or their respective properties may be bound, or (ii) any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body to which any of the Partnership Entities or any of their properties is subject, which conflicts, breaches, violations, defaults or Liens would reasonably be expected to have a Material Adverse Effect, materially impair the ability of any of the DCP Parties to perform their obligations under this Agreement or the Transaction Agreements, or subject the limited partners of the Partnership to any material liability or disability.
5.    No Preemptive Rights, Registration Rights or Options. Except as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the Partnership Entities or the Operating Subsidiaries, in each case pursuant to any agreement or instrument to which DCP Midstream or any of its affiliates (other than any Partnership Entity) is a party or by which DCP Midstream or any of its affiliates (other than any Partnership Entity) may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership Entities or the Operating Subsidiaries, other than as described in the Disclosure Package and the Final Prospectus, provided in the Partnership Agreement, or as have been waived or satisfied. To such counsel’s knowledge, except as described in the Disclosure Package and the Final Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or other interests in the Partnership, (B) any partnership interests in the General Partner or the Operating Partnership, or (C) any membership interests in DCP Midstream GP, LLC or the OLP GP.
6.    Litigation. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities or Operating Subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus but are not so described as required by the Act or the Exchange Act.
7.    Contracts to be Described or Filed. To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement (including the exhibits to the documents incorporated by reference therein) that are not described or filed as required by the Act or the Exchange Act.
In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the DCP Parties, representatives of the independent registered public accounting firms of the Partnership, with counsel for the Underwriters and representatives of the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead him to believe that:
(A) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(B) the Disclosure Package, as of the Execution Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(C) the Final Prospectus, as of its date and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditors’ reports thereon, or any financial statements (including notes and schedules or other financial or accounting information and data included in or omitted from the Registration Statement, the Disclosure Package or the Final Prospectus, and (ii) the representations and warranties and other statements of fact included in the exhibits to the Registration Statement (including the exhibits to documents incorporated by reference therein.
In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the DCP Parties and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Colorado, and (D) state that he expresses no opinion with respect to (i) the accuracy or descriptions of real or personal property, (ii) any permits to own or operate any real or personal property, and (iii) state or local taxes or tax statutes to which any of the limited partners of any of the Partnership Entities may be subject.